UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ACNB Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2007

Dear Fellow Shareholders of ACNB Corporation:

On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on Tuesday, May 1, 2007, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the proxy statement is the notice of meeting, proxy card, ACNB Corporation’s 2006 Annual Review, and ACNB Corporation’s 2006 Annual Report on Form 10-K.

The principal business of the meeting is: To fix the number of Directors of the corporation at thirteen (13); To fix the number of Class 1 Directors at five (5); To fix the number of Class 2 Directors at four (4); To fix the number of Class 3 Directors at four (4); To elect five (5) Class 1 Directors to serve for terms of three (3) years and until their successors are elected and qualified; To ratify the selection of Beard Miller Company, LLP as ACNB Corporation’s independent auditors; and, to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in ACNB Corporation, and I hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. The prompt return of your proxy card will save the corporation expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

I look forward to seeing you on May 1, 2007, at the corporation’s annual meeting.

Sincerely,

Thomas A. Ritter
President & Chief Executive Officer

ACNB CORPORATION

OTC BB TRADING SYMBOL: ACNB

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2007

www.acnb.com

Proxy Statement

Dated and to be mailed to shareholders on or about March 23, 2007.

ACNB CORPORATION
16 LINCOLN SQUARE
P.O. BOX 3129
GETTYSBURG, PENNSYLVANIA  17325
(717) 334-3161

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2007

TO THE SHAREHOLDERS OF ACNB CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ACNB Corporation will be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325 on Tuesday, May 1, 2007, at 1:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.                To fix the number of Directors of the corporation at thirteen (13);

2.                To fix the number of Class 1 Directors at five (5);

3.                To fix the number of Class 2 Directors at four (4);

4.                To fix the number of Class 3 Directors at four (4);

5.                To elect five (5) Class 1 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

6.                To ratify the selection of Beard Miller Company, LLP as ACNB Corporation’s independent auditors; and,

7.                To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only those shareholders of record, at the close of business on March 9, 2007, are entitled to notice of and to vote at the meeting.

Please promptly sign the enclosed proxy card and return it in the enclosed postage-paid envelope. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time prior to it being voted. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the corporation before the vote at the meeting.

The corporation’s Board of Directors is distributing the proxy statement, proxy card, ACNB Corporation’s 2006 Annual Review, and ACNB Corporation’s 2006 Annual Report on Form 10-K on or about March 23, 2007.

BY ORDER OF THE BOARD OF DIRECTORS,

Thomas A. Ritter
President & Chief Executive Officer
Gettysburg, Pennsylvania
March 23, 2007

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

ACNB Corporation, a Pennsylvania business corporation and registered financial holding company, furnishes this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the corporation’s Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on May 1, 2007, at 1:00 p.m. at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. Included with this proxy statement is a copy of ACNB Corporation’s 2006 Annual Review and ACNB Corporation’s 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The corporation’s principal executive office is located at 16 Lincoln Square, Gettysburg, Pennsylvania 17325. The corporation’s telephone number is (717) 334-3161. All inquiries regarding the annual meeting should be directed to Lynda L. Glass, Executive Vice President, Secretary and Treasurer of ACNB Corporation, at (717) 339-5085.

Description of ACNB Corporation

ACNB Corporation was formed in 1982, then became the holding company for Adams County National Bank in 1983. ACNB Corporation’s wholly-owned banking subsidiary is Adams County National Bank. Farmers National Bank of Newville is a division of Adams County National Bank. The corporation’s primary activity consists of owning and supervising its banking subsidiary.

On January 5, 2005, the corporation completed its acquisition of Russell Insurance Group, Inc. The corporation also now owns and supervises Russell Insurance Group, Inc. as its insurance subsidiary.

We have not authorized anyone to provide you with information about the corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at ACNB Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.

VOTING PROCEDURES

Solicitation and Voting of Proxies

The Board of Directors solicits this proxy for use at the corporation’s 2007 Annual Meeting of Shareholders. The corporation’s directors and officers and bank employees may solicit proxies in person or by telephone, facsimile, email or other similar electronic means without additional compensation. The corporation’s subsidiary bank will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to its shareholders. The corporation will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities. The corporation’s subsidiary bank will reimburse these third parties for their reasonable forwarding expenses. This proxy statement and the related proxy card are being distributed on or about March 23, 2007.

Shareholders of record at the close of business on Friday, March 9, 2007 (the voting record date), are entitled to vote at the meeting. The corporation’s records show that, as of the voting record date, 5,706,970 shares of the corporation’s common stock, par value $2.50 per share, were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and vote, if you later decide to attend in person. If your shares are registered directly in your name with ACNB Corporation’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the meeting. The corporation has enclosed a proxy card for your use.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Philip P. Asper and Frank Elsner, III as proxyholders to vote your shares, as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR:

•       Fixing the number of Directors of the corporation at thirteen (13);

•       Fixing the number of Class 1 Directors at five (5);

•       Fixing the number of Class 2 Directors at four (4);

•       Fixing the number of Class 3 Directors at four (4);

•       Electing five (5) Class 1 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

•       Ratifying the selection of Beard Miller Company, LLP as ACNB Corporation’s independent auditors; and,

•       Transacting such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You may revoke your written proxy by delivering written notice of revocation to Lynda L. Glass, Executive Vice President, Secretary and Treasurer of the corporation, or by executing a later dated proxy and giving written notice of the revocation to Ms. Glass at any time before the proxy is voted at the meeting. Proxyholders will vote shares represented by proxies on the accompanying proxy, if properly signed and returned, in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

This proxy statement is being mailed to the corporation’s shareholders on or about March 23, 2007.

Quorum and Vote Required for Approval

As of the close of business on March 9, 2007, the corporation had 5,706,970 shares of common stock, par value $2.50 per share, issued and outstanding.

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and ACNB Corporation’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one (1) vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under ACNB Corporation’s Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

If a quorum is present, approval to fix the number of directors of the Board of Directors and to fix the number of directors in each class requires the affirmative “FOR” vote of a majority of all shares present, in person or by proxy. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against the proposals. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

If a quorum is present, the shareholders will elect the nominees for director receiving the highest number of “FOR” votes cast by those shareholders entitled to vote for the election of directors. The proxyholders will not cast votes for or against any director nominees where the broker withheld authority.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound, and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), rules and listing standards of the OTC Bulletin Board, SEC regulations, as well as best practices suggested by recognized governance authorities. Currently, our Board of Directors has thirteen (13) members. Under the SEC and Nasdaq standards for independence, all non-employee directors and nominees meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Nominating Committee, and Compensation Committee.

In determining each director’s and nominee’s independence, the Board of Directors considered loan transactions between the bank and the individuals, their family members, and businesses with whom they are associated. The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and those transactions set forth under “Transactions with Directors and Executive Officers” below) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/ Relationships/Arrangements
Philip P. Asper	Yes	None.
Frank Elsner, III	Yes	None.
Wayne E. Lau	Yes	None.
James J. Lott	Yes	None.
Robert W. Miller	Yes	None.
Daniel W. Potts	Yes	None.
Marian B. Schultz	Yes	None.
Alan J. Stock	Yes	None.
Jennifer L. Weaver	Yes	None.
Harry L. Wheeler	Yes	None.
James E. Williams	Yes	None.

In each case, the Board of Directors determined that none of the transactions impaired the independence of the director.

Directors of ACNB Corporation

The following table sets forth, as of March 9, 2007 (in alphabetical order), selected information about the corporation’s directors and director nominees.

Name	Class of Director	Director Since		Age as of March 9, 2007
Philip P. Asper	3	1988		58
Frank Elsner, III	3	2002		46
Ronald L. Hankey, Chairman	1	1982		66
Wayne E. Lau	2	1987		72
James J. Lott	1	—	(1)	44
Robert W. Miller	1	—	(1)	58
Daniel W. Potts	3	2004		54
Thomas A. Ritter	3	2001		55
Marian B. Schultz	1	1992		57
Alan J. Stock	2	2005		49
Jennifer L. Weaver	2	1992		59
Harry L. Wheeler	2	1999		66
James E. Williams	1	—	(1)	53

(1)          New Nominee for 2007.

Executive Officers of ACNB Corporation

The following table sets forth, as of March 9, 2007, selected information about the corporation’s executive officers, each of whom is appointed by the Board of Directors and each of whom holds office at the Board’s discretion.

Name and Position	Position Held	Age as of March 9, 2007
Ronald L. Hankey
Chairman of the Board	1982	66
Chief Executive Officer	1982-2003
President	1982-2000
Thomas A. Ritter
Chief Executive Officer	2003	55
President	2001
Executive Vice President	2000-2001
Frank C. Russell, Jr.
President and Chief Executive Officer of Russell Insurance Group, Inc.	2005	59
Lynda L. Glass
Secretary and Treasurer	2006	46
Executive Vice President	2003
Assistant Secretary	1993-2003
David W. Cathell
Senior Vice President and Chief Financial Officer	2007	52
Principal Financial Officer	2006-2007

Prior to the corporation’s acquisition of Russell Insurance Group, Inc. in 2005, Mr. Russell served as the President of Russell Insurance Group, Inc. since its founding in 1978.

Prior to joining the corporation, Mr. Cathell served as Senior Vice President and Chief Financial Officer of Fulton Bancshares Corporation in McConnellsburg, Pennsylvania, during 2005. Prior to that, Mr. Cathell was Executive Vice President and Chief Financial Officer of Pennsylvania State Bank in Camp Hill, Pennsylvania, from 1999 through 2004.

Meetings and Committees of the Board of Directors

The Board of Directors of ACNB Corporation met twelve (12) times during 2006. The corporation maintains an Audit Committee, Executive Committee, Compensation Committee, and Nominating Committee. A total of forty-two (42) Board and committee meetings of the corporation’s Board of Directors were held in 2006. During 2006, each of the directors attended at least 75% of the combined total number of meetings of the corporation’s Board of Directors meetings and the committees of which he or she was a member. While the Board of Directors has no formal policy concerning attendance at the Annual Meeting of Shareholders, all directors are expected to attend. All of the directors attended the 2006 Annual Meeting of Shareholders, and we expect that they will all attend the 2007 annual meeting.

Audit Committee.   Members of the Audit Committee during 2006 were Directors Philip P. Asper, who served as Chairperson, Wayne E. Lau, Daniel W. Potts and Harry L. Wheeler. Each of these directors is “independent” as defined in the SEC and Nasdaq standards for independence. In addition, Ronald L. Hankey, Thomas A. Ritter and Lynda L. Glass serve as ex-officio members of this committee. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices; reviewing performance of internal auditing procedures; and, recommending annually to the Board of Directors the engagement of an independent auditor. The charter of the Audit Committee is attached as Appendix A. The committee met four (4) times during 2006.

Executive Committee.   Members of the Executive Committee during 2006 were Directors D. Richard Guise, who served as Chairperson, Philip P. Asper, Wayne E. Lau, Marian B. Schultz and Jennifer L. Weaver. In addition, Ronald L. Hankey, Thomas A. Ritter and Lynda L. Glass serve as ex-officio members of this committee. The principal duties of the Executive Committee are to act on behalf of the Board between meetings and to evaluate governance issues and strategic plans. The committee met eleven (11) times during 2006.

Compensation Committee.   Members of the Compensation Committee during 2006 were Directors Frank Elsner, III, who served as Chairperson, Philip P. Asper, D. Richard Guise, Wayne E. Lau, Marian B. Schultz, Jennifer L. Weaver and Harry L. Wheeler. The principal duties of the Compensation Committee include evaluating and approving the executive officer compensation plans, policies and programs of the corporation. The charter of the Compensation Committee is attached as Appendix B. The Compensation Committee met ten (10) times during 2006.

The Compensation Committee delegates to the President and Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers. The President and Chief Executive Officer proposes increases based on his subjective analysis of the individual’s contribution to the corporation. The Compensation Committee reviews and comments on the President and Chief Executive Officer’s proposals and makes a recommendation to the full Board of Directors regarding the proposed increases. The Compensation Committee reviews the President and Chief Executive Officer’s performance and makes a recommendation to the Board of Directors.

The Compensation Committee also reviews the various components of compensation on an annual basis, including the elements that are currently utilized and those that are not, and submits recommendations to the full Board for approval.

The corporation participates in an annual survey and receives the results of the survey from L. R. Webber Associates, Inc., a compensation consultant. The bank’s human resources manager interacts with the compensation consultant and forwards the results of the survey to the Compensation Committee for review. The survey includes salary and bonus ranges for financial institutions in the Pennsylvania region.

Nominating Committee.   Members of the Nominating Committee during 2006 were Directors D. Richard Guise, who served as Chairperson, Frank Elsner, III, Marian B. Schultz, Alan J. Stock and Harry L. Wheeler. The principal duties of the Nominating Committee include identifying qualified individuals to serve on the Board and recommending nominees to the Board. The charter of the Nominating Committee is attached as Appendix C. The Nominating Committee met five (5) times during 2006.

Shareholder Communications

The Board of Directors has formal shareholder communications processes for the submission of shareholder proposals and nomination of directors, as described below. In addition, shareholders may contact any member of the Board personally, by telephone or by written correspondence, including email.

Written communications received by the corporation from shareholders are shared with the full Board as deemed appropriate.

Submission of Shareholder Proposals

In order for a shareholder proposal (other than director nominations) to be considered for inclusion in ACNB Corporation’s proxy statement for next year’s annual meeting, the written proposal must be received by the corporation no later than November 23, 2007.

All proposals must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the corporation after November 23, 2007, it is considered untimely; and, although the proposal may be considered at the annual meeting, the corporation is not obligated to include it in the 2008 proxy statement.

Employee Code of Ethics

Since May 1994, Adams County National Bank has had a Conflict of Interest/Code of Ethics. In 2003, as required by law and regulation, the corporation’s Board of Directors first adopted a Code of Ethics which is applicable to our directors, officers and employees.

The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. We have filed a copy of the Code of Ethics with the SEC as an exhibit to the Form 10-K filed by the corporation on March 16, 2007.

ELECTION OF DIRECTORS

Nomination of Directors

The corporation has a standing Nominating Committee with a charter. The Nominating Committee charter is attached as Appendix C to this proxy statement. Recommendations to the Board of Directors as to the nominees for election as directors at the annual meeting of the shareholders are provided by the Nominating Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a recommendation in writing to the Secretary of the corporation in compliance with the requirements of Article II, Sections 202 and 203, of the corporation’s Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the corporation in writing not less than fourteen (14) days prior to the date of any shareholder meeting called for the election of directors.

Qualification and Nomination of Directors

The corporation’s Articles of Incorporation and Bylaws authorize the number of directors to be not less than five (5) and not more than twenty-five (25). They also provide for three (3) classes of directors with staggered three-year terms of office that expire at successive annual meetings. Pursuant to Article II, Section 205, of the corporation’s Bylaws, directors who reach the age of seventy-two (72), prior to the date of the annual meeting when such director’s term expires, may not stand for reelection to the Board of Directors. Currently, the number of directors is set at thirteen (13): Class 1 consists of five (5) directors, Class 2 consists of four (4) directors, and Class 3 consists of four (4) directors. However, pursuant to Article 11 of the corporation’s Articles of Incorporation and Article I, Section 105, of the corporation’s Bylaws, at each shareholder meeting for the election of directors, the shareholders determine how many directors will be elected to serve in each class. The Board of Directors believes that it is in the corporation’s best interest to fix the number of directors to be elected at the 2007 annual meeting at thirteen (13). The proposed thirteen (13) member Board of Directors will consist of five (5) Class 1

Directors, four (4) Class 2 Directors, and four (4) Class 3 Directors. Shareholders will elect five (5) Class 1 Directors to serve for three-year terms that expire at the corporation’s 2010 annual meeting.

The Nominating Committee believes that a director nominee must have the following attributes/qualifications before being recommended as a nominee: stock ownership in the corporation, commitment of time, commitment to independence, commitment to community, financial competence, good reputation, integrity, good communication skills, and the willingness and ability to speak up for the interests of the corporation. The process for evaluating nominees for directors is the same for those nominees recommended by shareholders.

The Board of Directors nominated Ronald L. Hankey, James J. Lott, Robert W. Miller, Marian B. Schultz and James E. Williams to serve as Class 1 Directors until the 2010 Annual Meeting of Shareholders or until their earlier death, resignation, or removal from office. Mr. Hankey and Ms. Schultz are presently members of the Board of Directors, and have consented to serve another term as a director if reelected. Messrs. Lott, Miller and Williams are not currently members of the Board of Directors, but have consented to serve as a director if elected. Messrs. Lott and Miller were recommended by non-management directors, and Mr. Williams was recommended by an executive officer. If any of the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

The proxyholders intend to vote all proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them.

The Board of Directors proposes the following nominees for election as Class 1 Directors at the annual meeting:

Ronald L. Hankey
James J. Lott
Robert W. Miller
Marian B. Schultz
James E. Williams

The Board of Directors recommends that shareholders vote FOR the proposal to elect the nominees listed above as Class 1 Directors.

Information as to Nominees and Directors

Set forth below, as of March 9, 2007, are the principal occupation and certain other information regarding the nominees and other directors whose terms of office will continue after the annual meeting. You will find information about their share ownership on pages 10 through 12.

Class 1 Directors (to serve until 2007)(Nominees to serve until 2010)

Ronald L. Hankey

Mr. Hankey, age 66, is the Chairman of the corporation and Adams County National Bank, as well as is Vice Chairman of the Board of Directors of Russell Insurance Group, Inc. He served as the corporation’s Chief Executive Officer from 1982 until December 31, 2003. He also served as the corporation’s President from 1982 until December 31, 2000. He served as Adams County National Bank’s Chief Executive Officer and President from 1975 until December 31, 2000. Mr. Hankey has been a member of the corporation’s Board of Directors and has served as the Chairman of the Board since 1982. He also has been a member of Adams County National Bank’s Board of Directors and has served as the Chairman of the Board since 1975. He has been a member of Russell Insurance Group, Inc.’s Board of Directors and has served as the Vice Chairman of the Board since 2005.

James J. Lott	Mr. Lott, age 44, is a nominee for Class 1 Director. He is the President of Bonnie Brae Fruit Farms, Inc. located in Gardners, Pennsylvania.
Robert W. Miller	Mr. Miller, age 58, is a nominee for Class 1 Director. He is President of Miller, Brown, Ohm & Associates, P.C., a certified public accounting firm located in McSherrystown, Pennsylvania.
Marian B. Schultz

Ms. Schultz, age 57, has been a member of both the corporation’s and Adams County National Bank’s Boards of Directors since 1992. She is Dean, School of Academic Programs and Services, at Shippensburg University located in Shippensburg, Pennsylvania.

James E. Williams	Mr. Williams, age 53, is a nominee for Class 1 Director. He is President of C.E. Williams Sons, Inc., a paving and excavating company located in Gettysburg, Pennsylvania.

Class 2 Directors (to serve until 2009)

Wayne E. Lau

Mr. Lau, age 72, has been a member of both the corporation’s and Adams County National Bank’s Boards of Directors since 1987. He is a retired sales representative for Destinations, a travel agency located in East Berlin, Pennsylvania.

Alan J. Stock

Mr. Stock, age 49, has been a member of both the corporation’s and Adams County National Bank’s Boards of Directors since 2005. He is the owner of Eicholtz Company, an office equipment and furniture dealership located in New Oxford, Pennsylvania.

Jennifer L. Weaver

Ms. Weaver, age 59, has been a member of both the corporation’s and Adams County National Bank’s Boards of Directors since 1992. She is the Dean of the Gettysburg Campus of Harrisburg Area Community College.

Harry L. Wheeler

Mr. Wheeler, age 66, has been a member of the corporation’s Board of Directors since March 1, 1999, and of Adams County National Bank’s Board of Directors since October 1, 2000. He served as a director of Farmers National Bank of Newville from 1987 until October 1, 2000. Mr. Wheeler is the proprietor of Wheeler Drywall, located in Carlisle, Pennsylvania.

Class 3 Directors (to serve until 2008)

Philip P. Asper	Mr. Asper, age 58, has been a member of both the corporation’s and Adams County National Bank’s Boards of Directors since 1988. He is a building contractor in Biglerville, Pennsylvania.
Frank Elsner, III

Mr. Elsner, age 46, has been a member of both the corporation’s and Adams County National Bank’s Boards of Directors since 2002. He is the President and Chief Executive Officer of Elsner Engineering Works, Inc., an engineering and manufacturing company located in Hanover, Pennsylvania.

Daniel W. Potts

Mr. Potts, age 54, has been a member of both the corporation’s and Adams County National Bank’s Boards of Directors since 2004 and serves as the audit committee financial expert. He has 25 years of global business experience, including 10 years with major accounting firms. Following his retirement from the financial services industry, Mr. Potts has been involved in residential real estate development.

Thomas A. Ritter

Mr. Ritter, age 55, is President and Chief Executive Officer of the corporation and Adams County National Bank, as well as is Chairman of the Board of Directors of Russell Insurance Group, Inc. He served as Executive Vice President of the corporation and of Adams County National Bank from January 1, 2000, until December 31, 2000. Effective January 1, 2001, he became President of the corporation and President and Chief Executive Officer of Adams County National Bank. Effective December 31, 2003, Mr. Ritter became the corporation’s Chief Executive Officer. He has been a member of both the corporation’s Board of Directors and Adams County National Bank’s Board of Directors since 2001. He has been a member of Russell Insurance Group, Inc.’s Board of Directors and has served as Chairman of the Board since 2005. Mr. Ritter had previously served as a member of both the corporation’s and Adams County National Bank’s Boards of Directors from 1997 until his retirement from each Board in December 1999. From 1986 until December 1999, Mr. Ritter was an insurance agent in Gettysburg, Pennsylvania.

SHARE OWNERSHIP

Principal Shareholders

As of December 31, 2006, the Board of Directors knows of no person who owns of record or who is known to be the beneficial owner of more than 5% of the corporation’s outstanding common stock.

Beneficial Ownership of Executive Officers, Directors and Nominees

The following table sets forth, as of December 31, 2006, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee for director, each executive officer and all executive officers, directors and nominees of the corporation as a group. Unless otherwise noted, shares are held individually and the percentage of class is less than 1% of the outstanding common stock.

Beneficial ownership of shares of ACNB Corporation common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•       Voting power, which includes the power to vote or to direct the voting of the stock; or,

•       Investment power, which includes the power to dispose or direct the disposition of the stock; or,

•       The right to acquire beneficial ownership within 60 days after December 31, 2006.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees, and executive officers is rounded to the nearest whole share.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)		Percentage of Class
Class 1 Directors
Ronald L. Hankey	20,106	(2)	—
James J. Lott	525	(3)	—
Robert W. Miller	502	(4)	—
Marian B. Schultz	2,415	(5)	—
James E. Williams	1,050		—
Class 2 Directors
Wayne E. Lau	5,209	(6)	—
Alan J. Stock	7,103	(7)	—
Jennifer L. Weaver	630		—
Harry L. Wheeler	9,727	(8)	—
Class 3 Directors
Philip P. Asper	5,600	(9)	—
Frank Elsner, III	2,394	(10)	—
Daniel W. Potts	1,000		—
Thomas A. Ritter	6,269	(11)	—
Named Executive Officers
Frank C. Russell, Jr. President and Chief Executive Officer of Russell Insurance Group, Inc.	1,050	(12)	—
Lynda L. Glass Executive Vice President, Secretary and Treasurer	1,169	(13)	—
David W. Cathell Senior Vice President and Chief Financial Officer	210	(14)	—
John W. Krichten former Secretary and Treasurer	0		—
All Officers, Directors and Nominees as a Group (13 Directors/Nominees, 6 Officers, 17 persons in total)	64,959		1.14%

             (1) The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within 60 days after December 31, 2006. Beneficial ownership may be disclaimed as to certain of the securities.

             (2) Figure includes 6,538 shares held solely by Mr. Hankey and 13,568 shares held jointly with Mr. Hankey’s spouse.

             (3) These shares are held jointly with Mr. Lott’s spouse.

             (4) Figure includes 250 shares held solely by Mr. Miller and 252 shares held jointly with Mr. Miller’s spouse.

             (5) Figure includes 735 shares held jointly with Mrs. Schultz’s spouse and 1,680 shares held solely by Mrs. Schultz’s spouse.

             (6) These shares are held jointly with Mr. Lau’s spouse.

             (7) Figure includes 1,651 shares held solely by Mr. Stock; 2,144 shares held jointly with Mr. Stock’s spouse; and, 3,308 shares held solely by Mr. Stock’s spouse.

             (8) Figure includes 7,042 shares held solely by Mr. Wheeler; 1,736 shares held jointly with Mr. Wheeler’s spouse; and, 949 shares held solely by Mr. Wheeler’s spouse.

             (9) These shares are held jointly with Mr. Asper’s spouse.

        (10) Figure includes 844 shares held solely by Mr. Elsner and 1,550 shares held jointly with Mr. Elsner’s spouse.

        (11) Figure includes 1,932 shares held solely by Mr. Ritter; 1,729 shares held jointly with Mr. Ritter’s spouse; and, 2,608 shares held solely by Mr. Ritter’s spouse.

        (12) These shares are held jointly with Mr. Russell’s spouse.

        (13) These shares are held jointly with Mrs. Glass’s spouse.

        (14) These shares are held jointly with Mr. Cathell’s spouse.

COMPENSATION AND PLAN INFORMATION

Compensation of the Board of Directors of ACNB Corporation and Adams County National Bank

Directors of the corporation are not compensated for their services. Further, Adams County National Bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings. However, in 2006, Adams County National Bank’s non-employee directors were compensated for their services rendered to the corporation and to Adams County National Bank as follows:

•       $6,000 annual retainer;

•       $300 per Board meeting;

•       $125 per hour for committee meetings with a minimum payment of $125; and,

•       $400 allowance for a half-day seminar plus expenses, if applicable, and $600 allowance for a full-day seminar plus expenses, if applicable.

The following table summarizes the compensation of directors during 2006:

Name	Fees Earned or Paid in Cash ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Philip P. Asper	$18,037.50		—	$149.00	$18,186.50
Frank Elsner, III	$15,843.75		—	$77.00	$15,920.75
D. Richard Guise	$18,437.50		—	$2,757.00	$21,194.50
Edgar S. Heberlig	$12,631.25		—	—	$12,631.25
Wayne E. Lau	$19,756.25		—	$552.00	$20,308.25
Daniel W. Potts	$13,125.00	(2)	—	$208.00	$13,333.00
Marian B. Schultz	$15,831.25		—	$110.00	$15,941.25
Alan J. Stock	$15,475.00		—	—	$15,475.00
Jennifer L. Weaver	$15,931.25		—	$137.00	$16,068.25
Harry L. Wheeler	$16,131.25		—	$306.00	$16,437.25

(1)                Represents split-dollar life insurance payments.

(2)                Includes $400 received from attending Board meetings of Russell Insurance Group, Inc.

Director Fee Deferral Plan

In January 2001, the bank established a director fee deferral plan. Directors Elsner, Guise, Lau, Schultz, Stock, Weaver and Wheeler participated in 2006. Directors may defer up to 100% of the director’s income. Benefits are payable upon termination of service. The deferred fees earn interest, and the interest and plan expenses are funded by bank-owned life insurance (BOLI).

Director Life Insurance Plan

Effective January 1, 2001, the bank established a director life insurance plan. All non-employee directors are eligible for the life insurance benefit, subject to medical underwriting acceptance. The plan currently insures nine (9) directors. The director life insurance benefit of $100,000 per participating director will be provided through a single premium BOLI program because BOLI is a more cost-efficient way of providing the benefits. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable incomes.

Executive Compensation

Compensation Discussion and Analysis

Compensation Policy

The primary objectives of the Compensation Committee are to attract, motivate, reward and retain executives who sustain and enhance long-term investor value, maintain satisfactory safety and soundness ratings from our regulators, enforce internal controls deemed appropriate by our auditors, and execute the strategic plans as prioritized by the Board of Directors. The Compensation Committee places considerable value on the Report of Examination for safety and soundness conducted by the OCC, the reports and opinions of the independent auditors, the internal control assessments as reported by internal audit, and the asset quality reports as determined by the independent loan review consultant. It is the combination of these qualitative and quantitative factors, and the assessment by the Compensation Committee of the executive’s ability to execute the strategic plan of the Company, that determines total compensation, including the components thereof and for which the compensation policy is designed to reward. No direct correlation exists between any specific criterion and the executive’s compensation.

The Compensation Committee seeks to establish fair compensation policies to govern executive officer base salaries and bonus plans, in order to attract and motivate competent managers whose efforts will enhance the Company’s profitability and growth. The Compensation Committee treats compensation as an evolving process and the various components of compensation may be emphasized or de-emphasized, depending on the strategic objectives of the Company, as determined by the Board of Directors.

Components of Compensation

The Company’s executive compensation and benefits package consists of base salary, bonus, retirement plans, and employee health and welfare benefit plans.

Base Salary

Base salary is designed to attract and retain executives who can further the strategic objectives of the Company by providing compensation without delay for successfully furthering the Company’s goals. Base salaries for our executives are established based upon their responsibilities and key Company performance measures including profitability and growth. In determining how much compensation to award, the Compensation Committee takes into account competitive market compensation paid by other companies for similar positions and peer comparisons to financial institutions of similar asset size and complexity in the region.

The Company participates in an annual survey of executive compensation for financial institutions, and receives the results of that survey from a recognized consultant specializing in the Pennsylvania/ Maryland region. The Committee has available and considers information provided by this independent compensation consultant about the various components of compensation and benefits paid by financial institutions in the Pennsylvania marketplace. The survey also includes more institutions than are contained in the peer group in the performance graph.

Base salaries for executives are targeted at the market median for employees performing at expected levels and between the 50th and 75th percentile for outstanding performance. Increases in salaries are designed to motivate management to perform at consistently high levels.

Individual performance is considered in determining base salaries and pay increases. Executives are expected to assist the Company in sustaining and enhancing long-term investor value by maintaining satisfactory safety and soundness ratings from our regulators, enforcing internal controls deemed appropriate by our auditors, and executing the strategic plans as prioritized by the Board of Directors. An executive’s capacity to perform these tasks is taken into consideration in determining whether the executive has performed at the market median or has had outstanding performance.

The Compensation Committee believes that base salary, updated regularly and compared with peer institutions, should be the major component of compensation.

Bonus Awards

The Company does not have a formalized bonus plan for executives. However, the Company may authorize discretionary bonus awards to individuals for the purpose of rewarding exceptional effort and performance. The Company determines annually whether the performance of the Company was such that all employees should be rewarded. The Company has not set forth specific criteria for awarding bonuses, but treats each year’s performance on a case-by-case basis. When bonuses are awarded to all eligible employees as a percentage of compensation, the executives receive the same percentage bonus as other employees. This discretionary bonus creates a link between compensation and the Company’s overall performance and aligns the executive’s compensation with the interests of the shareholders. As the discretionary bonus is awarded to all eligible employees, authorized at 1% for 2006, the amount of the bonus is not taken into account when determining executive compensation.

Retirement Plans

The Compensation Committee believes that retirement benefits are another important way to provide long-term financial security to executives. The Company’s retirement plans are not tied to Company or individual performance.

Defined Benefit Plan

The Company’s defined benefit plan is available to all eligible employees who complete one year of service, in which 1000 hours is worked, and who have attained the age of twenty years and six months. The plan provides a prospective benefit commencing at age sixty-five for the employee’s lifetime. If an employee has completed thirty or more years of service, the employee is eligible to retire at age sixty-two and receive benefits. The defined benefit plan is a very effective tool for employee retention and for providing long-term incentive compensation.

401(k) Plan

The Company’s 401(k) plan allows employees to save their own money for retirement, to earn a matching contribution from the Company, and to direct the investment of all funds in the 401(k) plan. The amount of match contributed to the named executive’s plan is the same as contributed to all other eligible employees. This plan is viewed as a necessity to successfully hire and retain employees in a competitive marketplace.

Supplemental Executive Retirement Plan

The Company provides a supplemental executive retirement plan (SERP) to certain executives. The SERPs are designed to account for some of the limitations with traditional pension plans.

The triggering events for payment under the SERP agreements are retirement and death. Benefit amounts will be determined by the individual’s number of years of service, and the reason for the triggering event. The SERPs are designed to provide a long-term incentive to remain in the employ of the Company, but provide no current remuneration to the executive.

Health and Welfare Plans

Health and welfare plans are not tied to Company or individual performance. The costs of providing such benefits to all eligible employees are not taken into account when determining specific salaries of the named executives and are seen as a cost of doing business.

Insurance Plans

Group life insurance, group disability, vision benefits, and health insurance are available to all eligible employees. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Company.

Supplemental Executive Life Insurance

The Company’s supplemental executive life insurance plan provides a split-dollar share of death benefits to the executive’s beneficiary, depending upon the executive’s eligibility to receive payments. The plan is funded with bank-owned life insurance (BOLI) and is used to provide an additional benefit to certain executives with a minimal cost to the Company. Split-dollar life insurance plans are widely available in the banking industry, because the Company will recover its plan costs upon the death of the executive, and the executive’s beneficiary will receive a split of the insurance proceeds. Although this benefit does not provide any current remuneration to the executive, it provides further incentive for longevity with the Company.

Executive Long Term Care Insurance

The Company provides executive long term care insurance to certain executives. The cost of providing this benefit is offset by interest earned on bank-owned life insurance on the life of the executive. Although this benefit does not provide any current remuneration to the executive, it provides additional incentive for longevity with the Company.

Perquisites

The Company provides either a company-owned or company-leased vehicle to the President and Chief Executive Officer of the Company and to the president of a subsidiary of the Company. The provision of a Company vehicle to these individuals is viewed by the Committee as a normal benefit in the highly competitive financial services industry.

Equity Compensation

The Company does not currently maintain any programs of equity compensation. The price volatility inherent in any form of performance based equity compensation is the main reason why other forms of compensation have been relied upon more heavily. The Company also believes that the major component of compensation should be base salary accompanied by enhanced retirement and insurance plans.

Triggering Events in Contracts

The Company has entered into employment agreements with certain executives. In determining the triggering events in the agreements, the Company used triggering events which are prevalent in the financial services industry. The triggering events for payment encourage executives to continue to perform at expected levels and to continue in the employment of the Company.

The Role of the Executive Officers in Setting Compensation

The Compensation Committee delegates to the President and Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers. The President and Chief Executive Officer proposes increases based on his subjective analysis of the individual’s contribution to the Company’s strategic goals and objectives. In determining whether strategic goals have been achieved, the President and Chief Executive Officer considers numerous factors, including the following:  the Company’s performance as measured by earnings, return on assets, return on equity, asset and liability quality, and audit findings. Although the President and Chief Executive Officer measures the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criterion and the employees’ compensation. The President and Chief Executive Officer makes a subjective determination after review of all relevant information, including the above.

The President and Chief Executive Officer does not set or participate in the determination process of his annual base salary.

Summary Compensation Table

The following table summarizes the total compensation for 2006 for Thomas A. Ritter, the corporation’s President and Chief Executive Officer; David W. Cathell, the corporation’s Senior Vice President and Chief Financial Officer; and, the three other most highly compensated persons who were serving as executive officers at the end of 2006 and one other individual who served as an executive officer during 2006. These individuals are referred to as the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)		Total ($)
Ronald L. Hankey, Chairman of the corporation	2006	$39,000	$390	—	$45,872	(2)	$85,262
Thomas A. Ritter, President and Chief Executive Officer of the corporation	2006	$213,000	$2,130	$103,265	$9,572	(3)	$327,967
Lynda L. Glass, Executive Vice President, Secretary and Treasurer of the corporation	2006	$154,679	$1,547	$28,283	$6,371	(4)	$190,880
Frank C. Russell, Jr., President and Chief Executive Officer of Russell Insurance Group, Inc	2006	$200,000	$64,978	—	$2,500	(5)	$267,478
David W. Cathell, Senior Vice President and Chief Financial Officer of the corporation	2006	$97,308	$4,000	$5,754	$2,160	(6)	$109,222
John W. Krichten,(7) former Secretary and Treasurer of the corporation	2006	$28,374	—	$16,314	$78,500	(8)	$123,188

(1)                The amounts shown represent the aggregate actuarial increase in the present value of the named executive officer’s benefits under the pension plan and retirement income agreements.

(2)                Includes 401(k) plan employer matching contribution of $1,576, deferred compensation payments under his SERP of $42,996, and supplemental life insurance premiums of $1,300.

(3)                Includes 401(k) plan employer matching contribution of $8,605, supplemental life insurance premiums of $399, and personal use of company car of $568.

(4)                Includes 401(k) plan employer matching contribution of $6,249 and supplemental life insurance premiums of $122.

(5)                Includes 401(k) plan employer matching contribution of $2,500.

(6)                Includes 401(k) plan employer matching contribution of $2,160.

(7)                Mr. Krichten’s employment terminated as of March 10, 2006.

(8)                Includes 401(k) plan employer matching contribution of $1,742, supplemental life insurance premiums of $441, accrued paid time off of $15,166, and severance pay of $61,151.

Equity Compensation

The corporation does not maintain any equity compensation plans (i.e., stock option or restricted stock award plans) for employees or directors.

Management Supplemental Life Insurance Plan

In January 2001, Adams County National Bank implemented a supplemental life insurance plan for certain officers of the bank to provide death benefits for each officer’s designated beneficiaries. Beneficiaries designated by an officer are entitled to a split dollar share of the death proceeds from the life insurance policies on each officer which vary depending on the officer’s age at death, employment status with the bank at the time of death, and eligibility to receive payments. The plan is unsecured and unfunded, and there are no plan assets. The bank has purchased single premium bank-owned life insurance (BOLI) policies on the lives of the officers and intends to use income from the BOLI policies to offset the plan benefit expenses.

401(k) Retirement Plan

Adams County National Bank maintains a defined contribution profit-sharing 401(k) plan. Adams County National Bank is the plan sponsor and plan administrator. The plan is subject to certain laws and regulations under the Internal Revenue Code, and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

An employee is eligible to participate in the plan after working for six (6) months and attaining the age of twenty (20) years and six (6) months. An eligible employee is automatically enrolled in the 401(k) plan and the bank will automatically withhold 4% of the employee’s wages unless otherwise directed. Adams County National Bank matches a percentage of the employee’s contribution. In 2006, Adams County National Bank’s contribution equaled 100% of the employee’s contribution up to a maximum of 4% of earned compensation. Effective January 1, 2000, Adams County National Bank adopted a “safe harbor” provision for its 401(k) plan, which vests eligible contributions immediately upon entering the plan for both employer and employee contributions.

Group Term Life Insurance Plan

Adams County National Bank maintains a group term life insurance plan. All full-time bank employees are eligible to participate in the plan. The insurance benefit for employees is calculated as two (2) times salary, with a maximum of $50,000.

Pension Plan

The employees of Adams County National Bank are covered under the bank’s Group Pension Plan for Employees. The plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The plan was restated November 1, 1998, effective January 1, 1999, and subsequently amended effective November 1, 2000. Adams County National Bank is the plan administrator.

Amounts are set aside each year to fund the plan on the basis of actuarial calculations. The amount of contribution to a defined pension plan on behalf of a specific employee cannot be separately or individually calculated. The total pension expense in 2006 for Adams County National Bank’s plan was $579,000. The contribution to the plan made by the bank on behalf of all employees in 2006 was $1,250,000. This contribution was sufficient to meet the legal minimum funding requirements.

Each eligible employee of Adams County National Bank who attains the age of twenty (20) years and six (6) months and who completes one year of service, in which 1,000 hours are worked, is eligible to participate in the plan on the following anniversary of the plan. The plan generally provides for a prospective benefit at the age of sixty-five (65) years for the employee’s remaining lifetime with payments certain for five (5) years, calculated as follows:  1% of final average compensation below the applicable Social Security Covered Compensation and 1.3% of such earnings above the covered compensation, the total being multiplied by years of credited service up to a maximum of forty-five (45) years of credited service. The minimum benefit is the amount an employee accrued as of October 31, 1998. If an employee has completed thirty (30) or more years of vested service, he or she is eligible to retire at age sixty-two (62) with no reduction applied to his or her benefit.

Supplemental Executive Retirement Plans

Adams County National Bank entered into retirement income agreements with certain executive officers of Adams County National Bank to provide supplemental retirement income benefits to these officers when they reach their normal retirement date. The benefits are payable in 180 equal monthly installments. Benefits are also payable upon change of control or death. Benefit amounts will be determined by the individual’s number of years of service and compensation at retirement age. Benefits accrue annually, but may be reduced if termination of service occurs before the normal retirement date. Estimated liability under the agreements is accrued as earned by the employee. Adams County National Bank is the owner and beneficiary of life insurance policies on each officer that, at December 31, 2006, had an aggregate cash value of approximately $3,625,000. Adams County National Bank purchased these policies to fund the retirement income agreements entered into with these individuals. Further, information with respect to these agreements is set forth in the Notes to Consolidated Financial Statements contained in ACNB Corporation’s 2006 Annual Report on Form 10-K.

Pension Benefits Table

The following table summarizes the pension benefits which have accumulated and paid to each of the Named Executive Officers during 2006.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ronald L. Hankey	Pension Plan	49	$1,186,559	$102,071
	Supplemental Executive Retirement Plan	10	$296,532	$43,000
Thomas A. Ritter	Pension Plan	7	$100,043	$0
	Supplemental Executive Retirement Plan	5	$237,211	$0
Lynda L. Glass	Pension Plan	22	$174,412	$0
	Supplemental Executive Retirement Plan	10	$28,939	$0
David W. Cathell	Pension Plan	1	$8,363	$0
John W. Krichten	Pension Plan	25	$296,801	$8,595
	Supplemental Executive Retirement Plan	9	$202,317	$0

Employment Agreements

On July 3, 2006, the corporation and bank entered into Employment Agreements (the “Agreements”) with Thomas A. Ritter, President and Chief Executive Officer of the corporation and bank, and Lynda L. Glass, Executive Vice President, Secretary and Treasurer of the corporation and Executive Vice President and Chief Operating Officer of the bank (together the “Executives”). Pursuant to the Agreements, Mr. Ritter will receive a base salary of $213,000 and Ms. Glass will receive a base salary of $154,679. The Executives will be eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses. Further, Mr. Ritter receives a company vehicle provided by the corporation.

The initial terms of the Agreements are three years which automatically extend for an additional one year period on each annual anniversary date of the Agreements, unless notice is given 180 days prior to the anniversary date.

The Agreements automatically terminate if the Executives are terminated for “Cause,” as defined in the Agreements, and all rights under the Agreements will terminate with the exception of the arbitration clause. The Agreements automatically terminate if the Executives terminate their employment for “Good Reason,” as defined in the Agreements. If the Agreements terminate for “Good Reason,” the Executives will receive the greater of (1) the compensation due for the remainder of the Agreements’ terms or (2) in the case of Mr. Ritter two times his salary and benefits for two years and in the case of Ms. Glass one times her salary and benefits for one year. The Agreements automatically terminate upon the Executives’ disability, as defined in the Agreements, and the Executives will receive employee benefits and 75% of their compensation until (1) they return to work, (2) reach age 65, (3) die, or (4) the employment period under the Agreements ends. The Agreements automatically terminate if the Executives voluntarily terminate the Agreements. If the Executives give notice within 180 days of a “Change in Control,” as defined in the Agreements, or the Executives’ employment is terminated involuntarily, the Executives are entitled to 2.99 times the Executives’ then current compensation “grossed-up” and to continue to receive benefits for two years.

The Agreements contain restrictive covenants precluding the Executives from engaging in competitive activities in a certain area and provisions preventing the Executives from disclosing proprietary information about the corporation and bank.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Mr. Ritter and Ms. Glass have entered into employment agreements with the corporation which govern any payments upon termination or change-in-control. If Mr. Ritter terminates his employment for “good reason,” as defined in the employment agreement, he will receive two (2) times his annual salary in twenty-four (24) monthly payments plus benefits for twenty-four (24) months. Ms. Glass will be entitled to receive one (1) times her annual salary in twelve (12) monthly payments, plus benefits for twelve (12) months, if she terminates employment for “good reason.” If Mr. Ritter or Ms. Glass terminates employment after a change-in-control, as defined in the respective employment agreements, then he or she will be entitled to a lump sum of 2.99 times his or her respective annual salary plus benefits for two (2) years following termination. Payments pursuant to a change-in-control will be grossed up to accommodate for any excess tax imposed on the payments. If the corporation terminates the named executive officer’s employment without cause, then the respective named executive officer will receive thirty-six (36) monthly payments in an amount equal to 2.99 times his or her respective annual salary plus benefits for two (2) years.

Both employment agreements contain noncompetition, nonsolicitation, and confidentiality provisions. If the corporation terminates the named executive officer’s employment without cause or if the named executive officer terminates employment with good reason or after a change-in-control, then the noncompetition and nonsolicitation provisions continue for two (2) years after the termination of employment. If the named executive officer’s employment is terminated by the corporation for cause or if the named executive officer terminates employment voluntarily without good reason, then the noncompetition and nonsolicitation provisions continue for one (1) year after termination of employment.

Upon a change-in-control, Mr. Ritter and Ms. Glass will become vested in the retirement benefits under the salary continuation agreement. If Mr. Ritter or Ms. Glass is terminated without cause, as defined in the respective salary continuation agreement, then he or she will be entitled to an early termination benefit in an amount determined based upon the year in which such termination occurs. If Mr. Ritter or Ms. Glass is terminated for cause, then no payments are required to be made to the respective executive. The salary continuation agreement contains a noncompetition provision which restricts the named executive officer’s ability to compete and solicit customers until all benefits are distributed.

Upon any termination of employment, the respective named executive officer will be entitled to receive normal retirement benefits equal to an amount determined by an actuarial formula as described in the pension plan.

Ronald L. Hankey

The following table shows the potential payments upon termination or change of control of the corporation for Ronald L. Hankey. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$425,500

Mr. Hankey is currently receiving an annual payment of $42,996 under his Supplemental Executive Retirement Plan.

Thomas A. Ritter

The following table shows the potential payments upon termination or change of control of the corporation for Thomas A. Ritter. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan(1)	$57,860	$57,860	$121,000	$57,860		$0	$121,000		$121,000		$0		$121,000
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$426,000
Employment Agreement(2)	$0	$0	$0	$652,926	(3)	$0	$442,056	(4)	$652,926	(5)	$171,792	(6)	$0

(1)                    Annual amount paid in twelve (12) equal monthly installments for 180 months.

(2)                    The amounts will be grossed up to account for any excise taxes.

(3)                    Payable in thirty-six (36) equal monthly installments.

(4)                    Payable in twenty-four (24) equal monthly installments.

(5)                    Lump sum.

(6)                    Annual amount paid in monthly installments.

Lynda L. Glass

The following table shows the potential payments upon termination or change of control of the corporation for Lynda L. Glass. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan(1)	$12,246	$12,246	$24,000	$12,246		$0	$24,000		$24,000		$0		$24,000
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$309,358
Employment Agreement(2)	$0	$0	$0	$478,978	(3)	$0	$162,730	(4)	$478,978	(5)	$122,048	(6)	$0

(1)                    Annual amount paid in twelve (12) equal monthly installments for 180 months.

(2)                    The amounts will be grossed up to account for any excise taxes.

(3)                    Payable in thirty-six (36) equal monthly installments.

(4)                    Payable in twenty-four (24) equal monthly installments.

(5)                    Lump sum.

(6)                    Annual amount paid in monthly installments.

Frank C. Russell, Jr.

The following table shows the potential payments upon termination or change of control of the corporation for Frank C. Russell. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Employment Agreement	$0	$0	$0	$200,000	$0	$200,000	$0	$0

John W. Krichten

The employment of Mr. Krichten with the corporation and bank was terminated effective March 10, 2006. In connection with his termination, the corporation agreed to pay $61,151 in severance pay and $15,166 in accrued paid time off. The corporation and bank agreed to pay Mr. Krichten twenty-five (25) weeks worth of salary paid bi-weekly as of June 23, 2006, and $35,000 per year (consisting of $25,157 under Mr. Krichten’s SERP agreement and $9,843 outside of the SERP agreement) beginning August 1, 2011 through July 1, 2026. Under the pension plan, Mr. Krichten is vested under the plan and is receiving a monthly benefit of $1,719 as of August 1, 2006.

Transactions with Directors and Executive Officers

Some of ACNB Corporation’s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with ACNB Corporation’s subsidiary bank during 2006. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. ACNB Corporation’s subsidiary bank anticipates that they will enter into similar transactions in the future.

The corporation also purchased $128,857 worth of office furniture, equipment and supplies from Eicholtz Company. Eicholtz Company is owned by Alan J. Stock who is also a member of the corporation’s Board of Directors.

The corporation does not regularly engage in business transactions with directors and executive officers outside of its business of banking. Any other transactions with directors or executive officers are reviewed and approved by the Board of Directors on a case-by-case basis as the need arises.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ACNB Corporation’s proxy statement.

This report is furnished by the Compensation Committee.

Frank Elsner, III, Chairperson
Philip P. Asper
D. Richard Guise
Wayne E. Lau
Marian B. Schultz
Jennifer L. Weaver
Harry L. Wheeler

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Messrs. Hankey and Ritter and Ms. Glass make recommendations to the Executive Committee regarding merit raise increases for all employees based on a merit appraisal in connection with recommendations provided by an outside consultant. A merit review of Mr. Ritter is conducted by the Compensation Committee. The merit review is submitted to the entire Board of Directors to be voted upon. Neither, Mr. Ritter, Mr. Hankey, nor Ms. Glass participates in matters concerning their own compensation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of directors who meet SEC and Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000, which was subsequently reviewed and revised in March 2005, March 2006 and March 2007, and which is attached to this Proxy Statement as Appendix A.

The Audit Committee met with management periodically during the year to consider the adequacy of the corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the corporation’s independent auditors and with appropriate corporation financial personnel and internal auditors. The Audit Committee also discussed with the corporation’s management and independent auditors the process used for certifications by the corporation’s Chief Executive Officer and Chief Financial Officer, which are required for certain of the corporation’s filings with the Securities and Exchange Commission.

The Audit Committee also met privately at its regular meetings with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed Beard Miller Company, LLP as the independent auditors for the corporation after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the corporation’s financial statements and the overall reporting process, including the corporation’s system of internal controls.

The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the corporation in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Beard Miller Company, LLP, the corporation’s independent auditors, the corporation’s audited financial statements, as well as reviewed those financial statements and reports prior to issuance. Management has represented, and Beard Miller Company, LLP has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with Beard Miller Company, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the corporation. The Audit Committee also discussed with Beard Miller Company, LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Independent Auditors to the extent applicable. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by Beard Miller Company, LLP, and discussed with the auditors their independence.

Both the Audit Committee and the Board of Directors reviewed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2006, which is then filed with the Securities and Exchange Commission.

At present, the corporation has an “audit committee financial expert”. The Board of Directors has determined that Daniel W. Potts is qualified to serve as the corporation’s audit committee financial expert and is independent as defined under applicable SEC and Nasdaq rules.

This report is furnished by the Audit Committee.

Philip P. Asper, Chairperson
Wayne E. Lau
Daniel W. Potts
Harry L. Wheeler

INDEPENDENT AUDITORS

Aggregate fees billed to ACNB Corporation by Beard Miller Company, LLP for services rendered are presented below:

	Year Ended December 31,
	2006	2005
Audit Fees	$149,372	$182,550
Audit Related Fees	—	4,500
Tax Fees	20,648	27,738
All Other Fees	—	—
Total Fees	$170,020	$214,788

Audit Fees include fees billed for professional services rendered for the audit of annual financial statements and fees billed for the review of financial statements included in the corporation’s Forms 10-Q and 10-K or services that are normally provided by Beard Miller Company, LLP in connection with statutory and regulatory filings or engagements, including out-of-pocket expenses.

Audit Related Fees include fees billed for assurance and related services by Beard Miller Company, LLP that are reasonably related to the performance of the audit or review of the corporation’s financial statements and are not reported under the Audit Fees section of the table above. These services include assisting with accounting for the acquisition of Russell Insurance Group, Inc.

Tax Fees include fees billed for professional services rendered by Beard Miller Company, LLP for tax compliance, tax advice, and tax planning. These services include review of state and federal tax returns and performance of a cost segregation study in 2005 and preparation of federal and state tax returns in 2006.

All Other Fees include fees billed for products and services provided by Beard Miller Company, LLP, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining the independence of Beard Miller Company, LLP.

The Audit Committee preapproves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. Preapproval will generally be provided for up to one (1) year, and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also preapprove particular services on a case by case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. None of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described above was approved by the Audit Committee pursuant to the preapproval waiver provisions set forth in the applicable SEC rules. In addition, the Audit Committee annually considers and recommends to the Board of Directors the selection of the corporation’s independent auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires ACNB Corporation’s directors, executive officers, and shareholders who beneficially own more than 10% of ACNB Corporation’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ACNB Corporation with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2006 except for Alan J. Stock who had one late report regarding four transactions and Thomas A. Ritter who had one late report regarding one transaction.

PROPOSALS

1.                 TO FIX THE NUMBER OF DIRECTORS OF THE CORPORATION AT THIRTEEN (13).

The Board of Directors recommends a vote FOR this proposal.

2.                 TO FIX THE NUMBER OF CLASS 1 DIRECTORS AT FIVE (5).

The Board of Directors recommends a vote FOR this proposal.

3.                 TO FIX THE NUMBER OF CLASS 2 DIRECTORS AT FOUR (4).

The Board of Directors recommends a vote FOR this proposal.

4.                 TO FIX THE NUMBER OF CLASS 3 DIRECTORS AT FOUR (4).

The Board of Directors recommends a vote FOR this proposal.

5.                 TO ELECT FIVE (5) CLASS 1 DIRECTORS FOR TERMS OF THREE (3) YEARS.

Nominees for Class 1 Director are:

Ronald L. Hankey

James J. Lott

Robert W. Miller

Marian B. Schultz

James E. Williams

The Board of Directors recommends a vote FOR the election of these nominees as Class 1 Director.

Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to elect a director.

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Board’s nominees and “FOR” all other proposals described in this proxy statement).

6.                 TO RATIFY THE SELECTION OF BEARD MILLER COMPANY, LLP AS ACNB CORPORATION’S INDEPENDENT AUDITORS.

RATIFICATION OF SELECTION OF
INDEPENDENT AUDITORS

The Board of Directors has selected Beard Miller Company, LLP as independent auditors for the examination of its financial statements for the fiscal year ending December 31, 2007. Beard Miller Company, LLP served as the corporation’s independent auditors for the year ended December 31, 2006.

Beard Miller Company, LLP has advised us that neither the firm nor any of its associates has any relationship with the corporation or its subsidiaries other than the usual relationship that exists between independent certified public auditors and clients.

We expect a representative of Beard Miller Company, LLP to be present at the Annual Meeting of Shareholders, to respond to appropriate questions, and to make a statement if the representative desires to do so.

The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Beard Miller Company, LLP as independent auditors for the fiscal year ending December 31, 2007.

7.                 TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of ACNB Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Shareholder Relations, ACNB Corporation, 16 Lincoln Square, P. O. Box 3129, Gettysburg, Pennsylvania 17325, or calling 717-339-5085. You may also view these documents on our website at www.acnb.com, select ACNB Corporation, and then click on “SEC Filings”.

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

APPENDIX A

ACNB CORPORATION & SUBSIDIARIES
AUDIT COMMITTEE CHARTER

ORGANIZATION

The Audit Committee is a committee of outside members of the Board of Directors. Its function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Securities and Exchange Commission, the shareholders or the public, the systems of internal controls which management and the Board of Directors have established, and the audit process.

AUTHORIZATION

The Audit Committee of ACNB Corporation and Subsidiaries is a standing committee of the Board of Directors authorized by the Bylaws of ACNB Corporation.

PURPOSE

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors, and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the fulfillment of the other responsibilities set out herein; and (vi) monitoring the Company’s compliance with the Code of Ethics. The report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”) shall be included in the Company’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In carrying out its oversight responsibilities, as permitted under the Pennsylvania Business Corporation Law of 1988, as amended, the Audit Committee members are entitled to rely in good faith on the expertise, integrity and knowledge of management, the internal and independent auditors, and corporate counsel.

MEMBERSHIP AND STRUCTURE

The Audit Committee shall be comprised of at least three members of the Board, and the members must be independent in accordance with the Company’s independence standards. In addition, the members must meet the experience and expertise requirements set forth by the Board of Directors and applicable laws and regulations (including the Sarbanes-Oxley Act of 2002).

All members of the Audit Committee shall have a general understanding of finance and accounting practices, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission. Each member shall be free of any relationship that, in the opinion of the Board, would under applicable laws and regulations make the director not independent. No Committee member shall simultaneously serve on the audit committees of more than two other public companies. A Chair shall be elected by the full Board. The Chair shall lead all regular sessions of the Committee and set the agenda for the Committee meetings.

AUTHORITY

The Audit Committee shall have the sole authority to select, evaluate, appoint and replace the independent auditors (subject to shareholder ratification) and shall approve in advance all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management, but shall not delegate these responsibilities.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Audit Committee. The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any advisors employed by the Audit Committee. Any communications between the Audit Committee and legal counsel in the course of obtaining legal advice shall be considered privileged communications of the Company, and the Audit Committee shall take all necessary steps to preserve the privileged nature of those communications.

The Audit Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Audit Committee.

The Audit Committee may conduct or authorize investigations into any matter, within the Audit Committee’s scope of responsibilities, brought to its attention.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee may hold special meetings upon the call of the Chair of the Committee. At Committee meetings, a majority of the total members shall constitute a quorum. A member of the Audit Committee or a person designated by the Audit Committee shall keep minutes. The Committee shall regularly report to the Board on the Audit Committee’s activities, and annually review and evaluate its own performance. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

All members of the Board who are not members of the Committee may attend meetings of the Committee, but may not vote. The Committee may invite to its meetings any management or other personnel of the Company, or any third parties, as it deems appropriate in order to carry out its responsibilities.

RESPONSIBILITIES AND DUTIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements.

The Audit Committee’s responsibilities and duties are designated by the categories listed below:

1.                 Financial Statement and Disclosure Matters

•       Review the regular internal reports to management prepared by the internal audit function and management’s response.

•       Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•       Prepare annually a report for inclusion in the Company’s proxy statement relating to its annual meeting of shareholders. In that report, the Audit Committee shall state whether it has:  (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; and (iii) received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1, as that standard may be modified or supplemented from time to time, and discussed with the independent auditors the independence of the independent auditors. Based on the review and discussions of (i) through (iii) above, the Audit Committee shall state whether it recommends that the audited financial statements be included in the Company’s Form 10-K.

•       Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

•       Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Qs about (i) any significant deficiencies in design or operation of internal controls or material weaknesses therein and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

•       At least annually prior to the filing of the Audit Committee Report with the SEC (and more frequently if appropriate), review and discuss reports from the independent auditors on, among other things, certain:

•        Critical accounting policies and practices to be used;

•        Alternative treatments of financial information within generally accepted accounting principles;

•        Other material written communications between the independent auditors and management, such as any management letter and the Company’s response to such letter or schedule of unadjusted differences; and,

•        Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s office with respect to difficult auditing or accounting issues presented by the engagement.

•       Review and discuss with management and the independent auditors, at least annually, significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the Company’s financial statements.

•       Review with management the Audit Committee’s evaluation of the Company’s internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies in or material noncompliance with such controls and procedures.

•       Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

2.                 Authorization of the Company’s Whistleblower Policy

•       Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•       Treatment of Certain Complaints

•        The protection of corporate whistleblowers shall be the responsibility of the Audit Committee.

•        The Audit Committee shall protect anyone who comes forth with any information concerning any irregularities or fraudulent activity being performed. The Sarbanes-Oxley Act of 2002 expands the federal statute concerning retaliation against a witness to prohibit interference with the lawful employment or livelihood of a witness for providing information relating to the commission of a federal offense.

•        The Audit Committee shall provide for employees of a public company who provide evidence of fraud. The Company may not fire, demote, suspend, threaten, harass, or otherwise discriminate against an employee because of the employee’s involvement in a securities or fraud-related investigation involving the Company. Any employee who is adversely treated because of his or her whistleblowing activities may sue the Company within 90 days after the date of the discriminatory act for compensatory damages and attorney’s fees.  The employee must make a prima facie case showing that his or her whistleblowing activities were a contributing factor in the unfavorable personnel action alleged in the complaint, while the employer must show by clear and convincing evidence that it would have taken the same unfavorable personnel action in the absence of the whistleblowing behavior.

3.                 Oversight of the Company’s Relationship with Independent Auditors

•       The independent auditors shall report directly to the Audit Committee.

•       Review and discuss the scope and plan of the independent audit.

•       Review and appraise the audit efforts of the Company’s independent auditors and internal audit function.

•       Provide an open avenue of communication with the independent auditors.

•       On an annual basis, review and discuss with the auditors all significant relationships the auditors have with the Company to determine the independence of the internal and independent auditors.

•       Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

•       Review with management and the independent auditors at the completion of the annual examination:

•        The Company’s annual financial statements and related footnotes;

•        The independent audit of the financial statements and report thereon;

•        Any significant changes required in the independent audit plan; and,

•        Any serious difficulties or disputes with management encountered during the course of the audit.

•       Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•       Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and internal controls.

•       Receive and discuss a report from the independent auditors at least annually regarding:

•        The independent auditors’ internal quality control procedures;

•        Any material issues raised by the most recent quality control review, or peer review (if applicable), of the independent auditors, or by any inquiry or investigation by governmental professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors;

•        Any steps taken to deal with any such issues; and,

•        All relationships between the independent auditors and the Company, in order to assess the independent auditors’ independence.

•       Approve guidelines for the retention of the independent auditors for any non-audit services and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the Audit Committee shall approve in advance any audit or non-audit services provided to the Company by the independent auditors, all as required by applicable law or listing standards. Preapproval authority may be delegated to one or more members of the Audit Committee.

•       Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors which guidelines shall meet the requirements of applicable law and listing standards.

•       Ensure the rotation of audit partners every five years, as well as consider whether there should be regular rotation of the audit firm itself.

4.                 Financial Reporting Processes

•       In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

•       Review any differences in the independent auditors’ judgments relating to the interpretation of the Company’s accounting principles as applied in its financial reporting.

•       Review and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal audit function.

•       Review with the Chief Executive Officer, Chief Financial Officer, independent auditors, and the manager of the internal audit function the financial report before it is filed with the SEC or other regulators.

•       Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•       Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles, the effect of any regulatory and accounting initiatives, and off-balance sheet structures should be reviewed.

•       Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

5.                 Oversight of Audit and Risk Review (“ARR”)

The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal accounting controls, financial systems or financial statements, and the accuracy of management reporting and compliance with laws, regulations and Company policy. As used in this section or subsequent sections, the “lead or coordinating auditor” refers to the Company’s internal auditor or, if such services are outsourced, to the auditor of the public accounting firm primarily responsible for the Company’s internal audit functions.

•       Review and discuss the appointment and replacement of the lead or coordinating auditor.

•       Review and discuss the ARR findings that have been reported to management, management’s responses, and the progress of the related corrective action plans.

•       Review and evaluate the adequacy of the work performed by the lead or coordinating auditor and ARR function, and ensure that the ARR function is independent and has adequate resources to fulfill its duties, including implementation of the annual audit plan.

•       Review any significant disagreement among management and the independent auditors or the internal audit function in connection with the preparation of the financial statements.

•       Review with the independent auditors, the lead or coordinating auditor, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

•       Inquire of management, the lead or coordinating auditor of the internal audit function, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

•       Consider, in consultation with the independent auditors and the lead or coordinating auditor of the internal audit function, the audit scope and plan of the internal auditors.

•       Review with the lead or coordinating auditor of the internal audit function and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•       Consider and review with the independent auditors and the lead or coordinating auditor of the internal audit function:

•        The adequacy of the Company’s internal controls including computerized information, system controls, and security;

•        Any related significant findings and recommendations of the independent auditors and internal auditors together with management’s responses thereto;

•        Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

•        Any changes required in the planned scope of their audit plans; and,

•        The Internal Audit Department Charter.

6.                 Compliance Oversight Responsibilities

•       Review periodically with management and the independent auditors any correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of the Company, and the Company’s compliance with applicable law and listing standards.

•       Review and discuss the report of the lead or coordinating auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of the Company’s senior management.

•       Review and discuss with management and the independent auditors any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the Company’s financial statements or accounting policies.

•       Obtain regular updates from management and Company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the Company’s compliance policies.

•       Advise the Board with respect to policies and procedures regarding compliance with the Company’s Code of Ethics including review of the process for communicating the Code of Ethics to Company personnel and for monitoring compliance.

•       Review periodically the Code of Ethics and ensure that management has established a system to enforce this Code.

•       Review activities, organizational structure, and qualifications of the internal audit function.

•       Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements, related Company compliance policies, and programs and reports received from regulators.

•       Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

•       Possess the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

•       Perform such other functions as assigned by law, the Bylaws, or the Board of Directors.

•       Ensure no improper influence by the Board of Directors or management in the conduct of internal or external audits.

APPENDIX B

ACNB CORPORATION
ADAMS COUNTY NATIONAL BANK
COMPENSATION COMMITTEE CHARTER

JANUARY 24, 2006

Purpose

The Compensation Committee is appointed by the Board of Directors of ACNB Corporation and Adams County National Bank (collectively the “Company”) to discharge the Board’s responsibilities relating to compensation of the Company’s officers and highly compensated employees. The Committee has overall responsibility for evaluating and approving the officer compensation plans and policies and programs of the Company. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Committee Membership

The Compensation Committee shall consist of no fewer than three members. The members of the Compensation Committee shall meet the independence requirements of the Nasdaq National Market.

The Board on the recommendation of the Executive Committee shall appoint the members of the Compensation Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Compensation Committee shall have the following authority and responsibility:

1.                 Based upon corporate goals and objectives approved by the full Board of Directors, the Compensation Committee shall annually review and approve those corporate goals and objectives that are specifically relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee should consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

2.                 The Compensation Committee shall review and make recommendations to the Board from time to time regarding the Company’s compensation programs (including incentive and equity-based) and benefits programs for executive officers and other key employees of the Company.

3.                 The Compensation Committee shall annually review, set, and report to the Board for the President, CEO, and COO; review and recommend to the full Board for the officers of the Corporation (as defined by Section 16 and Rule 16a-1(f) of the Securities and Exchange Act of 1934); and review and recommend to the full Board for each highly compensated employee of the Company: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

B-1

4.                 The Compensation Committee shall oversee the implementation of the Company’s stock and compensation plans of the Company as adopted by the Board, and amend or restate any such plan to the extent deemed appropriate for incorporating therein non-substantive points or substantive matters expressly mandated by law.

5.                 The Compensation Committee shall perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board of Directors.

6.                 The Compensation Committee may form and delegate authority to subcommittees when appropriate.

7.                 The Compensation Committee shall make regular reports to the Board.

8.                 The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

9.                 The Compensation Committee shall annually review its own performance.

10.          The Compensation Committee shall annually review the Company’s progress in meeting diversity goals with respect to the employee population.

11.          In consultation with the Board and the CEO, either the Committee as a whole or a subcommittee thereof, shall, as part of its executive succession planning process, evaluate and nominate potential successors to the CEO. The Committee will also provide an annual report to the Board on CEO succession.

B-2

APPENDIX C

ACNB Corporation
Nominating Committee Charter

I.                   AUTHORIZATION

Pursuant to the Company’s Bylaws, the Board of Directors (the “Board”) authorizes the formation of a Nominating Committee of the Board of Directors (the “Committee”).

II.              PURPOSE

To provide continuing assistance to the Board regarding matters relating to composition of the Board.

III.         MEMBERSHIP AND STRUCTURE

The Committee shall be composed of three or more Directors. Members of the Committee shall be appointed and removed by the Board. All members of the Committee shall be Directors who meet SEC and NASDAQ standards for independence.

The Committee shall meet as needed at stated times without notice or on notice to all by order of the Chairman of the Board of Directors.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, in accordance with applicable law, as the Committee may deem appropriate in its sole discretion.

The Committee shall report its actions and recommendations to the Board of Directors in a timely manner after each Committee meeting.

The Committee shall have the authority to retain any search firm to assist in identifying Director candidates and to retain outside counsel and any other advisors, as the Committee may deem appropriate, in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

IV.           RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

1.                identify individuals qualified to become Board members, who reflect the criteria as specified by the Board;

2.                recommend to the Board nominees to fill vacancies on the Board and the nominees to stand for election as Directors at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders); and,

3.                annually review and assess the Committee’s performance and charter and propose changes to the charter to the Board.

C-1

ACNB CORPORATION
PROXY
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE		For	Against	Abstain
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2007.		1. TO FIX THE NUMBER OF DIRECTORS OF ACNB CORPORATION AT THIRTEEN (13).	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Philip P. Asper and Frank Elsner, III and each or either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder(s) may be entitled to vote at the Annual Meeting of Shareholders to be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325, on Tuesday, May 1, 2007, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the proxy statement, and upon any matters which may properly come before the Annual Meeting.

		2. TO FIX THE NUMBER OF CLASS 1 DIRECTORS AT FIVE (5).	☐	☐	☐
		3. TO FIX THE NUMBER OF CLASS 2 DIRECTORS AT FOUR (4).	☐	☐	☐
		4. TO FIX THE NUMBER OF CLASS 3 DIRECTORS AT FOUR (4).	☐	☐	☐
			For	With- hold	For All Except
		5. TO ELECT FIVE (5) CLASS 1 DIRECTORS TO SERVE FOR A THREE-YEAR TERM. Ronald L. Hankey Marian B. Schultz James J. Lott James E. Williams Robert W. Miller	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and strike the name above.
			For	Against	Abstain
Please be sure to sign and date this Proxy in the box below.		6. TO RATIFY THE SELECTION OF BEARD MILLER COMPANY, LLP AS ACNB CORPORATION’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐
Date

The Board of Directors recommends a vote FOR all nominees listed above and FOR proposals
1, 2, 3, 4 and 6.
7. In their discretion, the proxyholders are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement of the meeting.
Stockholder sign above	Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

ACNB CORPORATION

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE ABOVE-SIGNED SHAREHOLDER(S).
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 1, 2, 3, 4 and 6.

This Proxy must be dated, signed by the shareholder(s), and returned promptly to Registrar & Transfer Company in the enclosed envelope. When signing as   Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.

PLEASE ACT PROMPTLY. SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE
PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE
PROVIDED